UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 24, 2013

RESOURCES CONNECTION, INC.

Delaware (State or other jurisdiction	0-32113 (Commission	33-0832424 (IRS Employer
of incorporation)	File Number)	Identification No.)

17101 Armstrong Avenue, Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(714) 430-6400

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Resources Connection, Inc.’s (the "Company") Annual Meeting of Stockholders (the "Meeting") was held on October 24, 2013.   As of the record date of August 28, 2013, there were 39,842,995 shares of Common Stock outstanding and entitled to vote.  Of this amount, 38,019,055 shares, representing approximately 95.4% of the number of shares outstanding and entitled to vote were represented in person or by proxy constituting a quorum.  Set forth below are the results from the proposals presented for a stockholder vote at the meeting.

Proposal 1:  To elect two directors to serve for a term expiring at the Company’s annual meeting in 2016:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Anthony Cherbak	34,580,065	352,309	3,086,681
Neil Dimick	25,527,230	9,405,144	3,086,681

Proposal 2:  To ratify the engagement of McGladrey LLP, as the Company’s independent registered public accounting firm for fiscal year 2014:

Votes For	Votes Against	Abstain	Broker Non-Votes
37,798,799	17,669	202,587	0

Proposal 3:  To approve, in an advisory (non-binding) vote, the compensation of the named executive officers:

Votes For	Votes Against	Abstain	Broker Non-Votes
34,104,205	599,688	228,471	3,086,691
Item 8.01	Other Events.

On October 24, 2013, the board of directors of Resources Connection, Inc. (“Resources” or “the Company”) declared a regular quarterly dividend of $.07 per share on the Company’s common stock.  The dividend is payable on December 19, 2013, to stockholders of record at the close of business on November 21, 2013.  The Company’s board of directors will assess and approve future dividends quarterly.

Item 9.01	Financial Statements and Exhibits.

 (c)        Exhibits

Exhibit No.	Description
Exhibit 99.1	Press Release dated October 29, 2013, entitled “Resources Global Professionals Announces Dividend Payment Date.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOURCES CONNECTION, INC.

Date: October 29, 2013
By: /s/ Nathan W. Franke
Nathan W. Franke
Chief Financial Officer